Exhibit 99.16

INGRAM MICRO INC.

2003 Equity Incentive Plan
Restricted Stock Unit Award Agreement (“Award Agreement”)
For Employees in France
(Time Vested)

Section 1.  Grant of Restricted Stock Unit Award.  As of [INSERT DATE OF GRANT], Ingram Micro Inc., a Delaware corporation (“Micro”) hereby grants [LEGAL NAME OF AWARDEE] (“Awardee”) a Restricted Stock Unit Award (the “Restricted Stock Unit Award”).  This Restricted Stock Unit Award represents the right to receive shares of Class A Common Stock, $.01 par value per share, of Micro’s common stock (the “Common Stock”), subject to the fulfillment of the vesting conditions set forth below and pursuant to and subject to the terms and conditions set forth in the Ingram Micro Inc. 2003 Equity Incentive Plan (the “Plan”), and the Rules of the Ingram Micro Inc. 2003 Equity Incentive Plan for RSU Awards Granted to Employees in France (a copy of which has been provided to you).  Capitalized terms used and not otherwise defined herein are used with the same meanings as in the Plan.

Section 2.  Restricted Stock Unit Award.  This Restricted Stock Unit Award is not intended to qualify as a U.S. incentive stock option award as that term is used in Section 422 of the U.S. Code.

Section 3.  Time of Exercise; Expiration.  This Restricted Stock Unit Award shall become vested as set forth below:

Number Of Shares Awarded	Vesting Date (Date that Restrictions Lapse)	Vesting Period and/or Other Conditions
X,XXX	January 2, 2010	2/3 of the Restricted Stock Units granted will vest 24 months from the Effective Grant Date
X,XXX	January 2, 2011	1/3 of the Restricted Stock Units granted will vest 36 months from the Effective Grant Date

Section 4.  Acceptance of Grant.  This Restricted Stock Unit Award shall be awarded by Micro to the Awardee.  The Awardee may accept this Restricted Stock Unit Award (within 30 days of grant) by signing and delivering this Award Agreement to the stock plan administrator.

Section 5.  Time and Form of Payment.  Subject to satisfaction of tax or similar obligations as provided for in Section 9, any vested Restricted Stock Unit Awards shall be paid by Micro in shares of Common Stock (on a one-to-one basis) within 30 days after the applicable vesting date (which for purposes of this Section 5 includes the date of any accelerated vesting under Section 7 below); provided that such payment is intended to satisfy the short-term deferral exemption under Section 1.409A-1(b)(4) of the Department of Treasury regulations and shall be made not later than 2-½ months after the end of the year in which such vesting date occurs.

Section 6.  Nontransferability of Restricted Stock Unit Award.  This Restricted Stock Unit Award shall not be transferable by Awardee otherwise than by will or by the laws of descent and distribution.  The terms of this Restricted Stock Unit Award shall be binding on the executors, administrators, heirs and successors of Awardee.

Section 7.  Termination or Suspension of Employment or Service.

(a)  In the event Awardee voluntarily terminates his/her employment with Micro or an Affiliate, Awardee’s unvested Restricted Stock Unit Award will be cancelled (forfeited) on such termination date.

(b)  In the event Awardee’s employment with Micro or an Affiliate is terminated by Micro or an Affiliate, Awardee’s unvested Restricted Stock Unit Award will be cancelled (forfeited) on such termination date.

(c)  In the event of Awardee’s death, Awardee’s unvested Restricted Stock Unit Award will immediately vest and become transferable to Awardee’s heirs as of the effective date of Awardee’s death.  The Company shall issue the underlying shares to the Awardee’s heirs, at their request, within six months following the death.  If Awardee’s heirs do not request the issuance of the underlying shares within six months of Awardee’s death, the Restricted Stock Unit Award will be forfeited.

(d)  In the event of Awardee’s Disability, Awardee’s unvested Restricted Stock Unit Award will immediately vest as of the effective date of such Awardee’s Disability, as defined under the Plan or on the date of Awardee’s death.

(e)  Except as the Committee may otherwise determine, termination of Awardee’s employment or service for any reason shall occur on the date such Awardee ceases to perform services for Micro or any Affiliate without regard to whether such Awardee continues thereafter to receive any compensatory payments therefrom or is paid salary thereby in lieu of notice of termination or, with respect to a member of the Board who is not also an employee of Micro or any Affiliate, the date such Awardee is no longer a member of the Board.

Section 8.  Restrictions on Issuance and Sale of Shares of Common Stock.  Micro shall not be obligated to issue any shares of Common Stock pursuant to this Restricted Stock Unit Award unless the shares are at that time effectively registered or exempt from registration under the U.S. Securities Act of 1933, as amended, and, as applicable, local laws.

The sale or transfer of the shares issued pursuant to the Awards held by the French Participants must not occur prior to the relevant anniversary of the Vesting Date specified by the Committee and in no case prior to the second anniversary of each Vesting Date or such other period as is required to comply with the minimum mandatory holding period applicable to shares underlying French-qualified Awards under Section L. 225-197-1 of the French Commercial Code, as amended.  Notwithstanding the above, the Awardee’s heirs, in case of the Awardee’s death, or the Awardee in case of the Awardee’s Disability (as defined under the French RSU Plan), are not subject to this restriction on the sale of shares.  In addition, the underlying shares cannot be sold during certain “Closed Periods” as provided for by Section L. 225-197-1 of the French Commercial Code, as amended, so long as those Closed Periods are applicable to shares underlying French-qualified awards, as interpreted by the French administrative guideline, to the extent applicable.  These restrictions apply even if the Awardee is no longer an employee or a corporate officer of the French Entity.

If the Awardee qualifies as a managing director under French law (“mandataires sociaux,” (i.e., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), the Awardee is required to hold 20% of the shares of Common Stock issued upon the vesting of the Restricted Stock Unit Award in a nominative account under the procedure implemented by Micro and not to sell or transfer the shares of Common Stock until he or she ceases to serve as a managing director, as long as this restriction is a requirement under French law and unless law or regulations provide for a lower percentage (in which case these requirements apply to the lower percentage of shares held).

Section 9.  Responsibility for Taxes.  Regardless of any action Micro or Awardee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Awardee acknowledges that the ultimate liability for all Tax-Related Items legally due by Awardee is and remains Awardee’s responsibility and that Micro and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Unit Award, including the grant and vesting of the Restricted Stock Unit Award, the delivery of shares of Common Stock, the subsequent sale of shares of Common Stock acquired pursuant to the Restricted Stock Unit Award and the receipt of any dividends or other distributions, if any; and (2) do not commit to structure the terms of the grant or any aspect of the Restricted Stock Unit Award to reduce or eliminate Awardee’s liability for Tax-Related Items.

Prior to a taxable event, Awardee shall pay or make adequate arrangements satisfactory to Micro and/or the Employer to satisfy all Tax-Related Items withholding and payment on account obligations of Micro and/or the Employer.  In this regard, if permissible under local law, Awardee authorizes Micro and/or the Employer, at their sole discretion and pursuant to such procedures as they may specify from time to time, to satisfy the obligations with regard to all applicable Tax-Related Items legally payable by one or a combination of the following: (1) withholding from Awardee’s wages or other cash compensation paid to Awardee by Micro and/or the Employer; (2) withholding from proceeds of the sale of shares of Common Stock acquired pursuant to the Restricted Stock Unit Award; (3) arranging for the sale of shares of Common Stock acquired pursuant to the Restricted Stock Unit Award (on Awardee’s behalf and at Awardee’s discretion pursuant to this authorization); or (4) withholding in shares of Common Stock, provided that Micro only withholds the amount of shares of Common Stock necessary to satisfy the minimum withholding amount.  If the obligation for Awardee’s Tax-Related Items is satisfied by withholding a number of shares of Common Stock as described herein, Awardee is deemed to have been issued the full number of shares of Common Stock subject to the Restricted Stock Unit Award, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of this Restricted Stock Unit Award.

Finally, Awardee will pay to Micro or the Employer any amount of Tax-Related Items that Micro or the Employer may be required to withhold as a result of Awardee’s participation in the Plan or Awardee’s acquisition of shares of Common Stock that cannot be satisfied by the means previously described.  Awardee acknowledges and agrees that should the amount of withholding for Tax-Related Items be in excess of the actual tax due, Micro and/or the Employer will refund the excess amount to him or her as soon as administratively practicable and without any interest.  Micro may refuse to deliver the shares of Common Stock if Awardee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

Section 10.  Adjustment.  The number of shares of Common Stock subject to this Restricted Stock Unit Award and the price per share, if any, of such shares may be adjusted by Micro from time to time pursuant to the Plan.

Section 11.  Nature of the Award.  By accepting this Restricted Stock Unit Award, Awardee acknowledges that:

(1)
the Plan is established voluntarily by Micro, it is discretionary in nature and it may be modified, amended, suspended or terminated by Micro at any time, unless otherwise provided in the Plan and this Award Agreement;

(2)
the grant of the Restricted Stock Unit Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Unit Award, or benefits in lieu of Restricted Stock Unit Awards, even if Restricted Stock Unit Awards have been granted repeatedly in the past;

(3)	all decisions with respect to future Restricted Stock Unit Award grants, if any, will be at the sole discretion of Micro;

(4)
participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Awardee’s employment relationship at any time;

(5)	participating in the Plan is voluntary;

(6)
the Restricted Stock Unit Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to Micro or the Employer, and which is outside the scope of Awardee’s employment contract, if any;

(7)
the Restricted Stock Unit Award and the shares of Common Stock acquired under the Plan are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension, welfare or retirement benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services to Micro or the Employer;

(8)
in the event Awardee is not an employee of Micro or Awardee is an employee of a subsidiary or Affiliate of Micro, the Restricted Stock Unit Award will not be interpreted to form an employment contract or relationship with Micro; and furthermore, the Restricted Stock Unit Award will not be interpreted to form an employment contract with the Employer or any subsidiary or Affiliate of Micro;

(9)	the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(10)	if Awardee accepts the Restricted Stock Unit Award and obtains shares of Common Stock, the value of those shares of Common Stock acquired may increase or decrease in value; and

(11)
in consideration of the grant of the Restricted Stock Unit Award, no claim or entitlement to compensation or damages shall arise from termination of the Restricted Stock Unit Award or diminution in value of the Restricted Stock Unit Award or shares of Common Stock acquired under the Restricted Stock Unit Award resulting from termination of Awardee’s employment by Micro or the Employer and Awardee irrevocably releases Micro and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Award Agreement, Awardee shall be deemed irrevocably to have waived Awardee’s entitlement to pursue such claim;

(12)
notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of Awardee’s employment, Awardee’s right to receive Restricted Stock Units under the Plan, if any, will terminate effective as of the date that Awardee is no longer actively employed; Micro shall have the exclusive discretion to determine when Awardee is no longer actively employed for purposes of the Restricted Stock Unit Award;

(13)
the vesting of any Restricted Stock Unit Award ceases upon termination of employment, or other cessation of eligibility to vest for any reason, except as may otherwise be explicitly provided in the Plan document or this Award Agreement;

(14)
Micro is not providing any tax, legal or financial advice, nor is Micro making any recommendations regarding Awardee’s participation in the Plan or the acquisition or the sale of shares of Common Stock under the Plan;

(15)	Awardee is advised to consult with personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan;

(16)	Awardee acknowledges that this Award Agreement is between Awardee and Micro, and that the Employer is not a party to this Award Agreement; and

(17)	Awardee agrees to provide Micro with any data requested if Awardee is a mobile employee to facilitate the proper withholding and reporting by Micro and/or the Employer, as applicable.

Section 12.  Data Privacy.The Awardee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Awardee’s personal data as described in this document by and among, as applicable, Micro and Employer for the exclusive purpose of implementing, administering and managing Awardee’s participation in the Plan.

Awardee hereby understands that Micro and the Employer hold certain personal information about the Awardee, including, but not limited to, Awardee’s name, home address and telephone number, date of birth, employee identification number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Micro, details of all restricted stock units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Awardee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  Awardee hereby understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Awardee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Awardee’s country.  Awardee hereby understands that Awardee may request a list with the names and addresses of any potential recipients of the Data by contacting Awardee’s local human resources representative.  Awardee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Awardee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Awardee may elect to deposit any shares of Common Stock acquired upon vesting of the Restricted Stock Unit Award.  Awardee hereby understands that Data will be held only as long as is necessary to implement, administer and manage the Awardee’s participation in the Plan as determined by Micro.  Awardee hereby understands that Awardee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Awardee’s local human resources representative.  Awardee hereby understands, however, that refusing or withdrawing the Awardee’s consent may affect the Awardee’s ability to participate in the Plan.  For more information on the consequences of Awardee’s refusal to consent or withdrawal of consent, Awardee understands that he or she may contact his or her human resources representative responsible for Awardee’s country at the local or regional level.

Section 13.  No Rights Until Issuance.  Awardee shall have no rights hereunder as a shareholder with respect to any shares subject to this Restricted Stock Unit Award until the date of the issuance of the stock certificate for such shares.

Section 14.  Entire Agreement.  The Plan is incorporated herein by reference.  The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements between the Awardee and Micro with respect to the subject matter hereof, and may not be modified adversely to the Awardee’s interest except by means of a writing signed by the Awardee and Micro.

Section 15.  Governing Law and Venue.  The grant of this Restricted Stock Unit Award and this Award Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflicts of laws as provided in the Plan as provided in the Plan.  Any proceeding arising out of or relating to this Award Agreement or the Plan may be brought only in the state or federal courts located in Orange County, California where this grant is made and/or to be performed, and the parties to this Award Agreement consent to the exclusive jurisdiction of such courts.

Section 16.  Amendment.  This Restricted Stock Unit Award may be amended as provided in the Plan.

Section 17.  Plan and Prospectus.  This Restricted Stock Unit Award is subject to all the terms of the Plan and the related prospectus, a copy of which has been received by the Awardee.

Section 18.  Binding Agreement; Interpretation.  By accepting the grant of this Restricted Stock Unit Award evidenced hereby, the Awardee and Micro agree that this Restricted Stock Unit Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement.  The Awardee has reviewed the related prospectus and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting the Restricted Stock Unit Award and fully understands all provisions of the related prospectus and Award Agreement.  The Awardee agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Award Agreement.

Section 19.  Language.  Awardee acknowledges that Awardee may be executing part or all of the Award Agreement in English and agrees to be bound accordingly.  If the Awardee has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

Section 20.  Electronic Delivery.  Micro may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Unit Award granted under (and participation in) the Plan or future awards that may be granted under the Plan by electronic means or to request the Awardee’s consent to participate in the Plan by electronic means.  The Awardee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by Micro or another third party designated by Micro.

Section 21.  Severability.  The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Section 22.  Code Section 409A . The payment of the Restricted Stock Unit Awards under Section 5 is intended to satisfy the short-term deferral exemption under Section 1.409A-1(b)(4) of the Department of Treasury regulations.  Notwithstanding any provision of this Award Agreement or the Plan to the contrary, in the event that following the date of grant, the Committee determines that it may be necessary or appropriate to do so, the Committee may adopt such amendments to this Award Agreement or the Plan or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Restricted Stock Unit Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Restricted Stock Unit Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under Section 409A of the Code.

Section 23.  Acknowledgment.  “En acceptant le présent document décrivant les termes et conditions mon attribution des Actions de Récompense Gratuites, je confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan U.S. tel qu’amendé par le Plan pour la France et ce Contrat de Récompense) qui m’ont été communiqués en langue anglaise.  J’en accepte les termes en connaissance de cause.”

“By accepting this document providing for the terms and conditions of the Restricted Stock Unit Award grant, I confirm having read and understood the documents relating to this grant (the U.S. Plan, as amended, the French RSU Plan and this Award Agreement) which were provided to me in English.  I accept the terms of those documents accordingly.”

Section 24.  See attached Addendum A, if applicable, and if applicable, is hereby incorporated by reference.

INGRAM MICRO INC.

Lynn Jolliffe Senior Vice President, Human Resources

Accepted and agreed as to the foregoing:
AWARDEE

_________________________

Name

_________________________

Date